Exhibit 99.1

ESQUIRE FINANCIAL HOLDINGS, INC.

REPORTS THIRD QUARTER 2018 RESULTS

Growth in Net Income, Loans, Core Deposits and Fee Income

Jericho, NY – October 25, 2018 – Esquire Financial Holdings, Inc. (NASDAQ: ESQ) (the “Company”), the holding company for Esquire Bank, National Association (“Esquire Bank”), today announced its operating results for the three and nine months ended September 30, 2018. Significant achievements during the quarter include:

•

Net income was $1.7 million or $0.22 per diluted common share for the quarter ended September 30, 2018. Adjusted net income(1) increased 123% to $2.5 million, or $0.33 per diluted common share, compared to $1.1 million, or $0.16 per diluted common share, for the comparable period in 2017.

•

Returns on average assets and common equity were 1.07% and 7.66%, respectively for the third quarter of 2018. Adjusted returns on average assets(1) and common equity(1) were 1.62% and  11.57%, respectively, compared to 0.97% and 5.56%, for the quarter ended September  30, 2017.

•	Supported by a strong net interest margin of 4.75%, net interest income for the third quarter increased $2.1 million or 39%, to $7.3 million compared to 2017.
•	Total assets increased $164.8 million, or 34%, to $645.6 million when compared to September 30, 2017.
•	Loans increased $88.9 million or 34% annualized to $437.9 million from $349.0 million at December 31, 2017, primarily driven by our commercial and commercial real estate loan categories.
•	Continued solid asset quality metrics with no non-performing assets and an allowance for loan losses to total loans of 1.19% at September 30, 2018.
•	Non-interest income increased 34% to $1.8 million compared to 2017 and represented 20% of total revenue.
•	Efficiency ratio declined to 56.8% for the third quarter of 2018.
•	Deposits totaled $552.2 million, a $157.3 million, or 40%, increase from the third quarter of 2017 with a cost of funds of 0.25% (including demand deposits).
•	Esquire Bank remains well above the bank regulatory “Well Capitalized” standards.

“Our management team continues to successfully execute on our long-term vision of transforming Esquire into a top performing institution in the industry,” stated Tony Coelho, Chairman.

“Our strong growth and performance metrics continue to demonstrate the strength of Esquire’s business model,” stated Andrew C. Sagliocca, President and Chief Executive Officer. “Our robust net interest margin coupled with our stable merchant fee income are a solid foundation as rates and competition continue to increase.”

(1) Figures have been adjusted to exclude a $1.2 million one-time charge (pretax) related to the passing of the Company’s former Executive Chairman, Dennis Shields.  See non-GAAP reconciliation provided elsewhere herein.

Net Earnings and Returns

Net income for the quarter ended September 30, 2018 was $1.7 million or $0.22 per diluted common share, compared to $1.1 million or $0.16 per diluted common share for the same period in 2017. Returns on average assets and common equity for the current quarter were 1.07% and 7.66% compared to 0.97% and 5.56% in 2017, respectively. Excluding the one-time compensation related charge for the recent passing of our Executive Chairman totaling $859 thousand after tax, net income increased to $2.5 million or $0.33 per diluted common share, representing a 122.7% increase from the prior year quarter. Returns on average assets and common equity were 1.62% and 11.57% for the quarter ended September 30, 2018 excluding the compensation charge.  Net income for the nine months ended September 30, 2018 was $5.9 million or $0.76 per diluted common share, compared to $3.0 million or $0.51 per diluted common share for 2017. Returns on average assets and common equity for the nine months ended September 30, 2018 were 1.35% and 9.19% compared to 0.91% and 6.38% in 2017, respectively. Excluding the compensation charge, net income increased to $6.7 million or $0.87 per diluted common share, representing a 125.3% increase when compared to the nine months ended 2017.

Net interest income for the third quarter of 2018 increased $2.1 million, or 39.2%, to $7.3 million, primarily due to growth in average interest earning assets totaling $149.8 million, or 32.7%, to $607.4 million when compared to 2017. Our net interest margin increased to 4.75% for the third quarter of 2018 compared to 4.53% in 2017 due to the positive effects of increases in short-term interest rates coupled with the composition of our interest earning assets. Average loans in the quarter increased $101.0 million or 32.1%, to $416.0 million and average securities increased $49.5 million, or 45.7%, to $157.6 million when compared to the third quarter of 2017.  Loan growth was primarily driven by commercial and commercial real estate loans while management also took advantage of increases in short-term interest rates, deploying excess funds into the investment portfolio. For the nine months ended September 30, 2018, net interest income increased $5.9 million, or 41.5%, to $20.0 million, primarily due to growth in average interest earning assets totaling $138.4 million, or 32.0%, to $570.7 million when compared to the nine months ended 2017. The Company’s net interest margin increased to 4.69% for the nine months ended 2018 compared to 4.37% in 2017.  Average loans for the nine months ended 2018 increased $86.2 million, or 29.2%, to $380.9 million and average securities increased $45.8 million, or 44.1%, to $149.6 million when compared to the nine months ended 2017. Increases in loans for the quarter and nine months ended September 30, 2018 represent organic growth funded with low cost core deposits.

The provision for loan losses was $450 thousand for the third quarter of 2018, $175 thousand higher than the comparable period in 2017 and $975 thousand for the nine months ended September 30, 2018, $250 thousand higher than for the same period in 2017. The higher provision for the three and nine months ended September 30, 2018 is reflective of growth in the loan portfolio. As of September 30, 2018, Esquire had no delinquent loans and no non-performing assets.

Non-interest income increased $455 thousand, or 33.8%, to $1.8 million for the third quarter of 2018, and increased $1.9 million, or 49.8%, to $5.9 million for the nine months ended 2018, primarily due to the increases in merchant processing income. The increases in merchant processing income were a result of growth in our monthly processing volumes and merchants. Other non-interest income is primarily comprised of off-balance sheet administrative service payments, which is impacted by both the volume of off-balance sheet funds and short-term interest rates.

Non-interest expense increased $1.9 million to $6.3 million in the third quarter of 2018 and increased $4.3 million to $16.9 million for the nine months ended September 30, 2018. These increases were primarily driven by increases in employee compensation and benefits costs, professional and consulting services and other operating expenses. The increase in compensation and benefits costs was due to the previously mentioned $1.2 million one-time compensation charge, hiring to support our future growth and technology efforts, and salary and incentive increases. The increase in professional and consulting services as well as other expenses was due primarily to additional costs related to being a public company and costs related to certain strategic projects. The Company’s efficiency ratio continued to improve to 56.8% and 60.8% for the three and nine months ended September 30, 2018.

The effective tax rate on a year to date basis and for the third quarter of 2018 was 26.8%.

Balance Sheet

At September 30, 2018, total assets were $645.6 million, reflecting a $164.8 million, or 34.3% increase from September 30, 2017. This increase is primarily attributable to increases in loans totaling $109.2 million, or 33.2%, to $437.9 million and increases in securities totaling $39.7 million, or 36.8%, to $147.5 million at September 30, 2018. Loan growth was primarily driven by commercial and commercial real estate loans while management also took advantage of increases in short-term interest rates, deploying excess funds into the investment portfolio. The growth in loans and securities was funded with low cost core deposits. The allowance for loan losses was $5.2 million, or 1.19% of total loans, as compared to $4.1 million, or 1.24% of total loans, at September 30, 2017.

Total deposits were $552.2 million at September 30, 2018, a $157.3 million, or 39.8% increase from September 30, 2017. This was primarily due to a $100.7 million, or 43.5% increase in Savings, NOW and Money Market deposits to $332.0 million and a $53.8 million, or 39.5% increase in non-interest bearing demand deposits to $190.0 million.

Stockholders’ equity increased $5.2 million to $88.5 million at September 30, 2018 compared to September 30, 2017. Esquire Bank remains well above bank regulatory “Well Capitalized” standards.

With excess capital as a foundation, the Company anticipates continued earnings growth in 2018 driven by its lending pipelines as well as its merchant services fee income opportunities.

About Esquire Financial Holdings, Inc.

Esquire Financial Holdings, Inc. is a bank holding company headquartered in Jericho, New York, with one branch office in Garden City, New York and an administrative office in Boca Raton, Florida. Its wholly-owned subsidiary, Esquire Bank, National Association, is a full service commercial bank dedicated to serving the financial needs of the legal industry and small businesses nationally, as well as commercial and retail customers in the New York metropolitan area. The bank offers tailored products and solutions to the legal community and their clients as well as dynamic and flexible merchant services solutions to small business owners. For more information, visit www.esquirebank.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements”  relating to future results of the Company. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to: changes in business plans as circumstances warrant; changes in general economic, business and political conditions, including changes in the financial markets; and other risks detailed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s 10-K as filed with the Securities and Exchange Commission. The forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.

Contact Information:

Eric S. Bader

Executive Vice President and Chief Financial Officer

Esquire Financial Holdings, Inc.

(516) 535-2002

eric.bader@esqbank.com

ESQUIRE FINANCIAL HOLDINGS, INC.

Condensed Consolidated Statement of Condition (unaudited)

(all dollars in thousands except per share data)

	September 30,	December 31,	September 30,
	2018	2017	2017
ASSETS
Cash and cash equivalents	$39,840	$43,077	$31,446
Securities available for sale, at fair value	147,522	128,758	107,816
Securities, restricted at cost	2,403	2,183	1,883
Loans	437,883	348,978	328,670
Less: allowance for loan losses	(5,229)	(4,264)	(4,084)
Loans, net of allowance	432,654	344,714	324,586
Premises and equipment, net	2,616	2,546	2,627
Other assets	20,568	12,279	12,404
Total Assets	$645,603	$533,557	$480,762

LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits	$189,960	$190,847	$136,196
Savings, NOW and money market deposits	332,016	230,715	231,303
Certificates of deposit	30,215	26,932	27,422
Total deposits	552,191	448,494	394,921
Other liabilities	4,917	1,680	2,588
Total liabilities	557,108	450,174	397,509
Total stockholders' equity	88,495	83,383	83,253
Total Liabilities and Stockholders' Equity	$645,603	$533,557	$480,762

Selected Financial Data
Common shares outstanding	7,445,723	7,326,536	7,326,536
Book value per common share	$11.89	$11.38	$11.36
Equity to assets	13.71%	15.63%	17.32%

Capital Ratios (1)
Tier 1 leverage ratio	13.40%	12.82%	13.64%
Common equity tier 1 capital ratio	17.78%	17.32%	18.22%
Tier 1 capital ratio	17.78%	17.32%	18.22%
Total capital ratio	18.92%	18.47%	19.41%

Asset Quality Ratios
Allowance for loan losses to total loans	1.19%	1.22%	1.24%
Non-performing loans to total loans	—%	—%	—%
Non-performing assets to total assets	—%	—%	—%

(1) Regulatory capital ratios presented on bank-only basis

ESQUIRE FINANCIAL HOLDINGS, INC.

Condensed Consolidated Income Statement (unaudited)

(all dollars in thousands except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Interest income	$7,620	$5,354	$20,754	$14,542
Interest expense	344	128	741	402
Net interest income	7,276	5,226	20,013	14,140
Provision for loan losses	450	275	975	725
Net interest income after provision for loan losses	6,826	4,951	19,038	13,415

Non-interest income:
Merchant processing income	1,300	797	3,532	2,467
Other non-interest income	500	548	2,322	1,442
Total non-interest income	1,800	1,345	5,854	3,909

Non-interest expense:
Employee compensation and benefits	4,161	2,466	10,230	7,180
Other expenses	2,169	1,959	6,661	5,438
Total non-interest expense	6,330	4,425	16,891	12,618
Income before income taxes	2,296	1,871	8,001	4,706
Income taxes	614	730	2,140	1,723
Net income	$1,682	$1,141	$5,861	$2,983

Earnings per Common Share
Basic	$0.23	$0.16	$0.80	$0.51
Diluted	$0.22	$0.16	$0.76	$0.51
Basic - adjusted (1)	$0.34	$0.16	$0.91	$0.51
Diluted - adjusted (1)	$0.33	$0.16	$0.87	$0.51

Selected Financial Data
Return on average assets	1.07%	0.97%	1.35%	0.91%
Return on average common equity	7.66%	5.56%	9.19%	6.38%
Adjusted return on average assets (1)	1.62%	0.97%	1.54%	0.91%
Adjusted return on average common equity (1)	11.57%	5.56%	10.54%	6.38%
Net interest margin	4.75%	4.53%	4.69%	4.37%
Efficiency ratio (1)	56.82%	67.34%	60.76%	69.91%

(1) Figures have been adjusted to exclude a $1.2 million one-time charge (pretax) related to the passing of the Company’s former Executive Chairman, Dennis Shields.  See non-GAAP reconciliation provided elsewhere herein.

ESQUIRE FINANCIAL HOLDINGS, INC.

Condensed Consolidated Average Balance Sheets and Average Yields/Cost (unaudited)

(all dollars in thousands)

	For the Three Months Ended September 30,
	2018			2017
	Average		Average	Average		Average
	Balance	Interest	Yields/Cost	Balance	Interest	Yields/Cost
EARNING ASSETS
Loans	$416,004	$6,432	6.13%	$315,005	$4,630	5.83%
Securities, includes restricted stock	157,635	1,035	2.60%	108,168	631	2.31%
Interest earning cash	33,777	153	1.80%	34,471	93	1.07%
Total interest earning assets	607,416	7,620	4.98%	457,644	5,354	4.64%

NON-INTEREST EARNING ASSETS
Cash and due from banks	2,766			537
Other assets	12,037			7,711

TOTAL AVERAGE ASSETS	$622,219			$465,892

INTEREST-BEARING LIABILITIES
Savings, NOW, Money Markets	$327,548	$291	0.35%	$212,535	$101	0.19%
Time deposits	17,555	41	0.93%	27,430	22	0.32%
Total deposits	345,103	332	0.38%	239,965	123	0.20%
Short-term borrowings	1,131	7	2.46%	2	—	—%
Secured borrowings	273	5	7.27%	282	5	7.03%
Total interest-bearing liabilities	346,507	344	0.39%	240,249	128	0.21%

NON-INTEREST BEARING LIABILITIES
Demand deposits	183,864			142,086
Other liabilities	4,708			2,192
Total non-interest bearing liabilities	188,572			144,278
Stockholders' equity	87,140			81,365

TOTAL AVG. LIABILITIES AND EQUITY	$622,219			$465,892
Net interest income		$7,276			$5,226
Net interest spread			4.58%			4.43%

Net interest margin			4.75%			4.53%

ESQUIRE FINANCIAL HOLDINGS, INC.

Condensed Consolidated Average Balance Sheets and Average Yields/Cost (unaudited)

(all dollars in thousands)

	For the Nine Months Ended September 30,
	2018			2017
	Average		Average	Average		Average
	Balance	Interest	Yields/Cost	Balance	Interest	Yields/Cost
EARNING ASSETS
Loans	$380,918	$17,378	6.10%	$294,725	$12,519	5.68%
Securities, includes restricted stock	149,556	2,906	2.60%	103,792	1,809	2.33%
Interest earning cash	40,249	470	1.56%	33,840	214	0.85%
Total interest earning assets	570,723	20,754	4.86%	432,357	14,542	4.50%

NON-INTEREST EARNING ASSETS
Cash and due from banks	1,345			544
Other assets	10,211			7,646

TOTAL AVERAGE ASSETS	$582,279			$440,547

INTEREST-BEARING LIABILITIES
Savings, NOW, Money Markets	$281,768	$580	0.28%	$217,717	$316	0.19%
Time deposits	27,126	140	0.69%	23,289	70	0.40%
Total deposits	308,894	720	0.31%	241,006	386	0.21%
Short-term borrowings	382	6	2.10%	2	—	—%
Secured borrowings	275	15	7.29%	302	16	7.08%
Total interest-bearing liabilities	309,551	741	0.32%	241,310	402	0.22%

NON-INTEREST BEARING LIABILITIES
Demand deposits	184,382			134,533
Other liabilities	3,117			1,730
Total non-interest bearing liabilities	187,499			136,263
Stockholders' equity	85,229			62,974

TOTAL AVG. LIABILITIES AND EQUITY	$582,279			$440,547
Net interest income		$20,013			$14,140
Net interest spread			4.54%			4.27%

Net interest margin			4.69%			4.37%

ESQUIRE FINANCIAL HOLDINGS, INC.

Condensed Consolidated Non-GAAP Financial Measure Reconciliation (unaudited)

(all dollars in thousands except per share data)

Adjusted net income, which is used to compute adjusted return on average assets, adjusted return on average common equity and adjusted earnings per common share, excludes the impact of a one-time charge relating to compensation expense as a result of the passing of our Executive Chairman.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures by other companies.

The efficiency ratio is a non-GAAP measure of expense control relative to adjusted revenue. We calculate the efficiency ratio by dividing total noninterest expenses excluding non-recurring items by the sum of total net interest income and total noninterest income, each as determined under GAAP, but excluding net gains on securities and other non-recurring income sources, if applicable, from this calculation, which we refer to as recurring revenue. We believe that this provides one reasonable measure of recurring expenses relative to recurring revenue.

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income	$1,682	$1,141	$5,861	$2,983
Add: compensation charge	1,173	-	1,173	-
Less: tax impact	314	-	314	-
Compensation charge, net	859	-	859	-
Adjusted net income	$2,541	$1,141	$6,720	$2,983

Return on average assets-GAAP	1.07%	0.97%	1.35%	0.91%
Add: compensation charge	0.55%	0.00%	0.19%	0.00%
Adjusted return on average assets	1.62%	0.97%	1.54%	0.91%

Return on average common equity-GAAP	7.66%	5.56%	9.19%	6.38%
Add: compensation charge	3.91%	0.00%	1.35%	0.00%
Adjusted return on average common equity	11.57%	5.56%	10.54%	6.38%

Diluted earnings per share-GAAP	$0.22	$0.16	$0.76	$0.51
Add: compensation charge	0.11	0.00	0.11	0.00
Adjusted diluted earnings per share	$0.33	$0.16	$0.87	$0.51

Efficiency Ratio
Net interest income	$7,276	$5,226	$20,013	$14,140
Noninterest income	1,800	1,345	5,854	3,909
Recurring revenue	$9,076	$6,571	$25,867	$18,049

Total noninterest expense	$6,330	$4,425	$16,891	$12,618
Less: compensation charge	1,173	-	1,173	-
Recurring noninterest expense	$5,157	$4,425	$15,718	$12,618

Efficiency ratio	56.8%	67.3%	60.8%	69.9%